[CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT]

Patent and Know How Licence

between

(1)

The University of Bath

(2)

Nemaura Pharma Limited

Dated: June 21, 2012

Contents

This Agreement is made on June 21, 2012

Between:

(1)

The University of Bath whose administrative offices are at the University of Bath, Research Development Support Office, Claverton Down, Bath BA2 7AY, United Kingdom (the "Licensor"); and

(2)

Nemaura Pharma Limited incorporated and registered in England and Wales (company number 05636878) whose registered office is at Loughborough Innovation Centre, Charnwood Building, Ashby, Loughborough, Leicestershire, LE11 3AQ, United Kingdom ("Licensee");

together the "parties" or individually a "party" as the context may indicate.

Background:

The Licensor has agreed to grant, and the Licensee has agreed to take, a licence of certain patent rights on the terms set out in this Agreement.

Agreed terms

1.

Interpretation

1.1

In this Agreement, unless the context otherwise requires, the following definitions shall apply:

"Agreement" means this Agreement (including any schedule or annexure to it and any document referred to in it or in agreed form).

"Business Day" means a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business.

"Confidential Information" means the terms of this Agreement, the Know How and any trade secrets or confidential or proprietary information disclosed to receiving party, or which becomes known to the receiving party while performing the activities set out in this Agreement, whether in writing, orally, stored on data carriers, in the form of samples, models or otherwise, including (without limitation) data, results, inventions,  techniques or methods, business, marketing or personnel information and that:

(a)

in respect of information provided in writing or other tangible form is, at the time of disclosure, marked as confidential or is otherwise designated to show expressly or by necessary implication that it is imparted in confidence; or

(b)

in respect of information imparted orally is, at the time of disclosure, indicated as confidential and is followed up within thirty (30) days of such disclosure with written notice that the disclosure was confidential.

"Consultancy Agreement" means the agreement between the parties pursuant to which:

(a)

the Know How is disclosed to the Licensee; and

(b)

consulting services are provided by the Consultants to the Licensee;

to facilitate the technology transfer and the commercial exploitation of the Patents, the Know How or the Licensed Products, the agreed form which is attached in the Annex.

"Consultants" means Prof. Richard Guy or Dr Begoña Delgado-Charro or both.

"Diligent and Reasonable Efforts" means exerting such efforts and employing such reasonable resources as would normally be exerted or employed by a reasonable third party company for a product of similar market potential at a similar stage of its product life, when utilising sound and reasonable scientific and business practice and judgement, in order to develop the product in a timely manner and maximise the economic return to the Licensor and the Licensee.

"Effective Date" means the date of this Agreement.

"Field of Use" means the use of the Licensed Product with the following analytes: glucose, lactate and urea, in a clinical or home environment.

"First Sales" means the first commercial sale of the Licensed Product or product incorporating the Licensed Product for use or consumption in a country where Regulatory Approval of such Licensed Product has been obtained.

"Gross Receipts" means any income received by the Licensee or any Sub-licensees (as the case may be) from the sale or commercialisation of the Licensed Product or any product incorporating the Licensed Product before the application of value added tax or other sales tax or any other deductions.

"Institutions" means L’Ecole Polytechnique Fédérale de Lausanne, Les Hôpitaux Universitaires de Genève and the University of Geneva.

"Invention" means the method claimed in the Patents for non-invasively determining the relative levels of two substances present in a biological system.

"Improvement" means any improvement, enhancement or modification to the Licensed Product or the method of use or application thereof (as the case may be) in the Field of Use which, if practised, would either infringe the Patent Rights or use the Know How of the Licensor.

"Know How" means a package of non-patented information of a practical or technical nature, methods, formulae, processes, and/or data resulting from experience and testing in relation to the Invention in the Field of Use which is:

(a)

secret; and

(b)

disclosed (in whole or part) by the Consultants to the Licensee under the Consultancy Agreement.

"Milestone" has the meaning given in clause 3.1(b).

"Non-Patented Territories" means those territories in the world which are not Patented Territories.

"Licence" has the meaning given in clause 2.1.

"Licensed Products" means the self-calibrating iontophoresis-based technology for the transdermal measurement of certain physiological analytes in humans:

(a)

described by any claim of the Patents; or

(b)

which incorporate, use, or their development makes use of, any of the Know-How.

"Patents" means:

(a)

all issued and existing patents, including any extensions, supplemental protection certificates, registrations, confirmations, re-issues, re-examinations or renewals thereof and utility model filings; and

(c)

all applications, including any provisional applications, converted provisional applications, continuing prosecution applications and continuation, divisional, or continuation-in-part applications thereof, for any of the foregoing;

in relation to the Invention which are owned by the Licensor and "Patent Rights" means any rights in the foregoing.  Short particulars of the Patents are set out in the Schedule.

"Patented Territories" means those parts of the United States of America, Canada and Europe in which one or more of the Patents have been granted and in which they have not subsequently been invalidated or have expired.

"Quarter" means the period of three months commencing on 1 January, 1 April, 1 July and 1 October respectively.

"Regulatory Approval" means, with respect to a Licensed Product, any national or multinational approvals (including any applicable governmental price and reimbursement approvals), licenses, registrations or authorisations necessary for the manufacture, marketing and sale of a Licensed Product.

"Sub-licensee" has the meaning given in clause 13.1.

"Successful Demonstration" means for a specific analyte the integration of a sensor into Licensee’s iontophoresis-based technology, including the appropriate electronics and embedded software, as a prototype system that can be tested either in-vitro or in-vivo to demonstrate that the method disclosed in the Patents or the Know How can be followed and that the system performance is comparable to that which has been demonstrated and stipulated in the Patents or in the Know How. For the avoidance of doubt, Successful Demonstration is the first clear demonstration of the functionality of the system, and involves a prototype rather than a commercial device.

"VAT" means value added tax imposed in any member state of the European Union pursuant to Council Directive (EC) 2006/112 on the common system of value added tax and national legislation implementing that Directive or any predecessor to it, or supplemental to that Directive, or any similar tax which may be substituted for or levied in addition to it or any value added, sales, turnover or similar tax imposed in any country that is not a member of the European Union.

1.2.

In this Agreement, unless the context otherwise requires:

(a)

words in the singular include the plural and vice versa and words in one gender include any other gender;

(b)

a reference to a statute or statutory provision includes:

(i)

any subordinate legislation (as defined in Section 21(1), Interpretation Act 1978) made under it;

(ii)

any repealed statute or statutory provision which it re-enacts (with or without modification); and

(iii)

any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it whether such statute or statutory provision comes into force before or after the date of this Agreement except to the extent that it comes into force after the date of this Agreement and would impose any new or extended obligation, liability or restriction on or otherwise adversely affect the rights of any party;

(d)

a reference to:

(i)

any party includes its successors in title and permitted assigns; and

(ii)

Clauses and Schedules are to clauses and schedules of this Agreement and references to sub clauses and paragraphs are references to sub clauses and paragraphs of the clause or schedule in which they appear; and

(e)

the table of contents and headings are for convenience only and shall not affect the interpretation of this Agreement.

2.

Grant

2.1

The Licensor grants to the Licensee an exclusive licence under the Patents and the Know How in the Field of Use throughout the world to:

(a)

conduct research ; and

(b)

make, use, sell, import and otherwise deal in, Licensed Products;

(c)

(the "Licence") together with the right to grant sub-licences in accordance with the provisions of clause 13.

2.2

The Licensor reserves for itself and the Institutions the right to use the Patents in the Field of Use for teaching, non-commercial scientific purposes and research.

3.

Development of the Licensed Product market

3.1

The Licensee shall use its (or procure that is Sub-licensees shall use their) Diligent and Reasonable Efforts to:

(a)

develop and commercialise the Licensed Products in the world; and

(b)

meet the following manufacturing and commercialisation milestones within the specified time (each a "Milestone"):

Milestone	Delivery Date

The Successful Demonstration of a prototype device in respect of each of the analytes in the Field of Use: First analyte Second analyte Third analyte	31 December, 2012 * *

Regulatory Approval in respect of each of the analytes in the Field of Use:

                                                          First analyte – any jurisdiction

Second analyte in any jurisdiction OR first analyte in a second jurisdiction

Third analyte in any jurisdiction OR the first or second analyte in subsequent jurisdictions

31 May, 2014 * *
First sales in respect of any analyte in any jurisdiction	*

3.2

If the Licensee fails to satisfy a Milestone, the Licensor shall have the right (but not obligation) to give written notice to the Licensee of the failure and allow them four (4) months to remedy that failure (the "cure period").  If the Licensee fails to remedy the failure within the cure period, the Licensor shall have the right to make the Licence non-exclusive in respect of those analytes for which the Milestones have not been achieved by giving the Licensor three (3) months prior written notice. If the Licensor fails to give such notice following six (6) months of the end of the Cure Period it shall be deemed to have waived its right to make the Licence non-exclusive.  The exclusive agreement shall remain in force for all those analytes for which the milestones are achieved.

4.

The Consultancy Agreement

4.1

The parties shall enter into the Consultancy Agreement and the Licensor shall use its reasonable endeavours to procure that the Consultants provide the services under the Consultancy Agreement.

4.2

Nothing in this Licence shall constitute any representation or warranty that the services provided, or the disclosure of any Know How, under the Consultancy Agreement shall result in the Licensee being successful in the manufacture of the Licensed Products or achieving any particular rate, cost, quality of production or achievement of any sales.

* Confidential information has been omitted and filed confidentially with the Securities and Exchange Commission

5.

Quality control and marking

5.1

The Licensee shall, in exercising its rights under the Licence, comply with the specifications, standards and directions relating to the Licensed Products and with all applicable laws, regulations and codes of practice.

5.2

The Licensee shall promptly provide the Licensor with copies of all material communications relating to the Patents or the Licensed Products with any regulatory, industry or other authority.

5.3

Where required by applicable law, the Licensee shall prominently mark all Licensed Products with the relevant patent numbers of the Patents and that the Licensed Products are manufactured and supplied by the Licensee under licence from the Licensor.

5.4

Once in every calendar year, subject to the prior written consent of the Licensee (such consent not to be unreasonably withheld or delayed) and to the extent reasonably necessary, the Licensee shall permit the Licensor at a reasonable time and on reasonable notice to enter any place used for the manufacture or storage of the Licensed Products to inspect the methods of manufacture and storage.

5.5

The Licensee shall, upon the Licensor' written request, provide the Licensor with details of any material complaints it has received relating to the Licensed Products together with reports on the manner in which such complaints are being, or have been, dealt with, and shall comply with any reasonable directions given by the Licensor in respect of such complaints.

6.

Patent Rights & Improvements

6.1

Other than as granted to the Licensee under the Licence the Patent Rights shall remain the exclusive property of the Licensor and, accordingly, the Licensee undertakes not to, by itself or by its agents or nominees or otherwise, during the term of this Agreement and thereafter:

(a)

directly or indirectly to do or omit to do anything to diminish the rights of the Licensor in the Patents or impair any registration of the Patents, nor to assist any other person to do or omit to do the same;

(b)

bring any proceedings, action, challenges, opposition, revocations, or claim in any court or authority in any jurisdiction arising out of or in connection with the Patent Rights against the Licensor in relation to the validity or patentability of the Patents or to any use, manufacture, sale, importation or other dealing in a Licensed Product; or

(c)

assist any third party with any such proceedings, action, challenges, opposition, revocations, or claim against the Licensor.

6.2

If either party makes, devises, discovers, or otherwise acquires rights in, any Improvement, such party shall, to the extent that it is not prohibited by law or by any obligations to any other person (before or after the Effective Date), promptly notify the other party in writing giving details of the Improvement, and shall, if the other party so requests, provide such further information as is reasonably required to be able to effectively evaluate the Improvement.

6.3

Patent Maintenance

(a)

The Licensor shall use its Diligent and Reasonable Efforts to ensure that the Patents are maintained and renewed and, in the case of the European Patent (application number EP1270041 as detailed in the schedule), reinstated, in all cases seeking to ensure costs are kept to a reasonable minimum.

(b)

From the Effective Date the Licensee shall be responsible for all the Licensor’s third party costs associated with the maintenance and renewal of the Patents in the US and Canada.

(c)

For Patents covered by the European Patent application, the Licensee shall be responsible for all maintenance and renewal costs arising following formal reinstatement of the European Patent application.  The parties shall promptly agree during the validation period after grant of the European Patent application a list of national patents to be applied for under the umbrella of the European Patent (which shall include, as a minimum, France, Germany, United Kingdom, Italy and Spain). All the Licensor’s third party costs associated with such validation, including (but not limited to) the translation and filing for these along with subsequent renewal and maintenance fees for the validated patents shall be borne by the Licensee. The Licensor may at its sole option extend coverage to additional countries not included on the agreed validation list. The costs of prosecution and maintenance of such patents shall be borne solely by the Licensor

(d)

From the date of the granting of any licences to the third parties with respect to the Patent Rights by the Licensor, the Licensee’s obligations under this clause 6.3 shall reduce such that an equal proportion of the costs that it subsequently incurs under this clause are borne equally by each of the licensees.

(e)

For the purposes of this clause, "third party costs" includes, but is not limited to, external patent attorney fees and official fees, always provided such fees are evidenced by invoices paid by the Licensor.

6.4

Protection of the Patents

Either party shall immediately notify the other in writing, giving full particulars, if any of the following matters come to its attention:

(a)

any actual, suspected or threatened infringement of any of the Patents;

(b)

any actual or threatened claim that any of Patents is invalid;

(c)

any actual or threatened opposition to any of the Patents;

(d)

any claim made or threatened that exploitation of any of the Patents infringes the rights of any third party;

(e)

any person applies for, or is granted, a patent by reason of which that person may be, or has been, granted, rights which conflict with any of the rights granted to the Licensee under this Agreement;

(f)

any application is made for a compulsory licence under any Patent; or

(g)

any other form of attack, charge or claim to which the Patents may be subject.

6.5

In respect of any of the matters listed in clause 6.4 the Licensor shall have the first right (but not the obligation) to decide what action (if any) to take.

6.6

If the Licensor elects to take action pursuant to clause 6.5, it shall have exclusive control over, and conduct of, all claims and proceedings and, subject to clause 6.7, the provisions of section 67(1) of the Patents Act 1977 (or equivalent legislation in any jurisdiction) are expressly excluded and:

(a)

the Licensee shall not make any admissions other than to the Licensor and shall provide the Licensor with all assistance that it may reasonably require in the conduct of any claims or proceedings; and

(b)

subject to clause 6.10, the Licensor shall bear the cost of any proceedings

6.7

If any third party infringement of any of the Patents in the Patented Territories interferes materially in the Licensee's business in the Licensed Products, subject to receiving advice from experienced patent counsel that infringement proceedings stand a reasonable chance of success, the Licensee may irrespective of the provisions of clause 6.6 commence proceedings on its own behalf and may require the Licensor to lend its name to such proceedings and provide reasonable assistance subject to the Licensee giving the Licensor an indemnity in respect of all costs, damages and expenses that it may incur, including an award of costs against it, directly resulting from the Licensor' involvement in such proceeding.

6.8

If the Licensor elects not to take action pursuant to clause 6.5 or if it fails to take action promptly, the Licensee may notify the Licensor of its wish to take over any such proceedings on its own behalf and, if the Licensor takes no action within thirty (30) days of such notice, the Licensee shall be entitled to take over or initiate proceedings at its own expense.  The Licensee shall not be entitled to settle proceedings without the prior written consent of the Licensor (such consent not to be unreasonably withheld or delayed).

6.9

Either party shall have the right (but not the obligation) to join any proceedings taken by the other.  In such circumstances the parties shall consult and cooperate in the conduct of the action.  Each party shall bear its own costs.

6.10

Any damages awarded against the infringer in favour of either or both parties (as the case may be) shall be:

(a)

apportioned in accordance with such damages award to reflect the loss suffered by each party; or

(b)

otherwise if not so awarded, shall be divided equally between the parties;

after first deducting any costs borne by either party in the prosecution of such claims.

7.

Confidentiality

7.1

Either party receiving Confidential Information (the "Recipient") from the other (the "Discloser")  shall keep it secret and confidential and shall not use the Confidential Information for any purpose except for the purpose of exercising or performing its rights and obligations under this Agreement, and shall not disclose the Confidential Information to any person other than any of its officers, employees, contractors or agents directly or indirectly concerned in the manufacture, use or sale of the Licensed Products, or its professional advisers provided that prior to disclosure to any such officer, employee, contractor, agent or professional adviser, it informs such person of the confidential nature of the information and is responsible for such person's compliance with the confidentiality obligations set out in this clause 7.

7.2

The provisions of clause 7.1 shall not apply to Confidential Information that:

(a)

was known or available on a non-confidential basis to the Recipient before it was disclosed to it;

(b)

is or becomes generally available to the public (otherwise than through a breach of this clause 7);

(c)

is developed by the Recipient independently from the Discloser, as can be reasonably demonstrated from its written file material or other records;

(d)

the parties agree in writing is not confidential or may be disclosed; or

(e)

the Recipient is required to disclose by law, court order or any governmental or regulatory authority provided that to the extent it is legally permitted to do so, it gives the Discloser as much notice of such disclosure as possible and takes into account the reasonable requests of the Discloser in relation to the content of such disclosure.

7.3

The provisions of this clause 7 shall remain in force until the expiry of all the Patent Rights notwithstanding expiry or earlier termination of this Agreement.

7.4

The Licensee shall be entitled to disclose the Licensor’ Confidential Information to potential Sub-licensees provided that such recipients are bound by confidentiality obligations similar to those set out in this clause 7.

7.5

Subject to the Know How becoming generally available to the public (otherwise than through a breach of this clause), the Licensor shall, and shall use its reasonable endeavours to procure that the Consultants shall, for the term of this Agreement keep the Know How secret and confidential.

8.

Consideration

8.1

The Licensee shall pay the Licensor an upfront fee of £* (the "Upfront Fee") on the Effective Date.  The Upfront Fee shall not be returnable or available for credit against royalties or any other sums payable by the Licensee under this Agreement.

8.2

The Licensee shall make payments to the Licensor (the "Milestone Payments") in accordance with the following:

(a)

£*payable on the in vivo proof of concept in respect of each of the analytes in the Field of Use;

(b)

£*payable on the successful demonstration of prototype device in respect of each of the analytes in the Field of Use;

(c)

£*payable on the first Regulatory Approval granted in respect of each of the analytes in the Field of Use; and

(d)

£*payable on the First Sales in respect of each of the analytes in the Field of Use

Confidential information has been omitted and filed confidentially with the Securities and Exchange Commission.

8.3

The Licensee shall pay to the Licensor a royalty on the Gross Receipts (the "Royalties") as follows

(a)

*% on income from the sales of the Licensed Products, or products incorporating the Licensed Products,  made by the Licensee or its affiliates, distributors or agents in Patented Territories; or

(b)

*% on income from the sales of the Licensed Products, or products incorporating the Licensed Products,  made by the Licensee or its affiliates, distributors or agents in Non-Patented Territories;

where "income" under sub-clauses (a) and (b) shall consist of the actual amounts invoiced by the Licensee or its affiliates, distributors or agents for such sales; or

(c)

*% on income from the sales of the Licensed Products, or products incorporating the Licensed Products, made by Sub-licensees or their affiliates, distributors or agents in Patented Territories; or

(d)

*% on income from the sales of the Licensed Products, or products incorporating the Licensed Products, made by Sub-licensees or their affiliates, distributors or agents in Non-Patented Territories;

where "income" under sub-clauses (c) and (d) shall consist of all amounts payable by the Sub-licensee to the Licensee for such sales, including (but not limited to) milestone payments, up-front payments, periodic payments, royalties; or where the arrangements with such Sub-licensee are linked to the issue of shares, options or other securities granted to the Licensee “income” shall include any premium paid over the fair market value of such shares, options or other securities granted; or where the sub-licence is granted under a cross-licensing arrangement, "income” shall also include all of the in kind value of such third party licence obtained based on a reasonable estimate of the market value of that sub-licence (for example, if the estimated value of that sub-licence was $10 million, but it included (either  directly in the licence or parallel to it) a cross-licence that resulted in a reduction of the payments under the sub-licence by $5 million, then $5 million of the resulting in-kind value obtained by the Licensee would be considered as "income” for the purposes of this definition; if the cross–licence arrangement did not result in any reduction in the payments there would be no adjustment).

* Confidential information has been omitted and filed confidentially with the Securities and Exchange Commission

(e)

*% on income from the licensing of the Patents to Sub-licensees in the Patented Territories after Successful Demonstration of a prototype device in respect of the relevant analyte under terms that do not include rights to any other patents or technologies developed by or under the control of the Licensee; or

(f)

*% on income from the licensing of the Patents to Sub-licensees in the Patented

Territories before Successful Demonstration of a prototype device in respect of the relevant analyte under terms that do not include rights to any other patents or technologies developed by or under the control of the Licensee where "income" under sub-clause (e) and (f) shall consist of all amounts payable to the Licensee by its Sub-licensees, including (but not limited to) milestone payments, royalties or other financial benefit.

9.

Payment

9.1

The Upfront Fee, the Milestone Payments and the Royalties are payable by the Licensee exclusive of VAT (or similar tax) and shall be paid free and clear of all deductions and withholdings whatsoever unless the deduction or withholding is required by law. If the Licensee is required by law to make a deduction or withholding, the Licensee shall, within five (5) Business Days of making the deduction or withholding, provide a statement in writing showing the gross amount of the payment, the amount of the sum deducted and the actual amount paid.

9.2

The Upfront Fee, the Milestone Payments and the Royalties shall be paid in pounds sterling to the credit of the bank accounts to be designated in writing by the Licensor from time to time.

9.3

The Milestone Payments and Royalties shall be paid within thirty (30) days of the end of each Quarter in which they become payable.

9.4

In the event of any delay in paying any sum due under this Agreement by the due date, the Licensee shall pay to the Licensor:

(a)

interest in accordance with the Late Payment of Commercial Debts (Interest) Act 1998; and

(b)

an amount equal to any penalties incurred by the Licensor as a direct result of the delay.

9.5

The Licensee, shall promptly, and no later than fifteen (15) Business Days following the end of each Quarter submit to the Licensor a statement in writing recording the calculation of any royalties payable for such just ended Quarter and in particular:

(a)

the number of Licensed Products supplied during the Quarter;

(b)

the Gross Receipts of each Licensed Product supplied during the Quarter;

(c)

the amount of Milestone Payments and Royalties due and payable for that Quarter;

*Confidential information has been omitted and filed confidentially with the Securities and Exchange Commission

(d)

the amount of any withholding or other income taxes deductible or due to be deducted from the amount of royalties due and payable for that Quarter; and

(e)

any other particulars the Licensor may reasonably require to confirm the calculation of the Royalty.

9.6

The Licensee shall keep proper records and books of account showing the description and price of Licensed Products made and supplied.

9.7

Upon the written request of Licensor and not more than once in each calendar year, the Licensee shall permit an independent certified public accounting firm, selected by Licensor at Licensor’s expense, to have access during normal business hours, and upon reasonable prior written notice, to such of the records of Licensee as may be reasonably necessary to verify the accuracy of the calculations of royalties and other amounts due and payable under this Agreement.

9.8

Within thirty (30) days of the end of each calendar year, the Licensee shall submit to the Licensor a written statement certified by the Licensee's auditors of the aggregate Gross Receipt of Licensed Products made and supplied by the Licensee in that year and the amount due to be paid for that year under this clause. If such statement shows that the amount due from the Licensee is less than the amount paid, the Licensee shall pay to the Licensor within five (5) Business Days of the submission of the statement an amount equivalent to the difference between the amount paid and the amount due and any overpayment shall be offset against subsequent amounts due to the Licensor.

9.9

The provisions of this clause shall remain in effect notwithstanding termination or expiry of this Agreement until the settlement of all subsisting claims by the Licensor.

10.

Warranties

10.1

The Licensor warrants and represents that:

(a)

it owns all right, title and interest in and to the Patents free and clear of all liens and encumbrances;

(b)

so far as it is aware, there have been no claims or challenges made against the Licensor and none are pending, nor are there any reasonable grounds for the same, asserting the invalidity or unenforceability of any of the Patent Rights;

(c)

so far as it is aware, it has not received any notices, nor is any threatened, of any infringement by a third party with respect to the Patent Rights; and

(d)

to the extent not already notified to the Licensee in writing on or before the Effective Date, all documentary filings and other steps and formalities required on the part of the Licensor in order to apply for the grant, maintenance, reinstatement or renewal of any of the Patents has been duly and properly completed (where applicable) in all the Patented Territories.

For the purposes of this clause 10.1, "so far as it is aware" means such knowledge as the Consultants and the Licensor’s technology transfer office (Bath Ventures) have communicated to the Licensor up to and including the Effective Date and the Licensee agrees and acknowledges that the Consultants and Bath Ventures have not conducted any searches other than as required by the relevant patent offices and that their knowledge otherwise only extends to verbal or written notifications as the Consultants and Bath Ventures have received.

10.2

Nothing in this Licence shall constitute any representation or warranty that:

(a)

any Patent (if a patent application) shall proceed to grant (in whole or part) or, if granted, shall be valid; or

(b)

the exercise by the Licensee of rights granted under this  Licence will not infringe the rights of any person; or

(c)

the Know How is accurate, up to date, complete or relevant to the Patents or the exercise of the Licence; or

(d)

that the Patents or the Know How are fit for the purpose of the Licence and for use in the Licensed Products.

11.

Liability, indemnity and insurance

11.1

To the fullest extent permitted by law, the Licensor shall not be liable to the Licensee for any costs, expenses, loss or damage (whether direct, indirect or consequential and whether economic or other) arising from the Licensee's exercise of the rights granted to it under this Agreement.

11.2

The Licensee shall indemnify the Licensor against all liabilities, costs, expenses,  damages or losses (including any direct or indirect consequential losses, loss of profit, loss of reputation and all interest, penalties and legal and other professional costs and expenses) (each a "Claim") suffered or incurred by the Licensor arising out of or in connection with:

(a)

the Licensee's, or any of its Sub-licensees, exercise of its rights under the Licence; or

(b)

any product liability claim relating to Licensed Products manufactured, supplied or put into use by or on behalf of the Licensee its Sub-Licensees.

11.3

Subject to clause 6.5, if any third party makes a Claim, or notifies an intention to make a Claim, against the Licensor which may reasonably be considered likely to give rise to a liability under this indemnity (a "Relevant Claim"), the Licensor shall:

(a)

as soon as reasonably practicable, give written notice of the Relevant Claim to the Licensee, specifying the nature of the Relevant Claim in reasonable detail;

(b)

not make any admission of liability, agreement or compromise in relation to the Relevant Claim without the prior written consent of the Licensee (such consent not to be unreasonably conditioned, withheld or delayed) provided that the Licensor may settle the Relevant Claim (after giving prior written notice of the terms of settlement (to the extent legally possible) to the Licensee) without obtaining the Licensee's consent if the Licensor believes that failure to settle the Relevant Claim would be prejudicial to it in any material respect;

(c)

give the Licensee access at reasonable times (on reasonable prior notice) to its premises and its officers, directors, employees, agents, representatives or advisers, and to any relevant assets, accounts, documents and records within the power or control of the Licensor, so as to enable the Licensee and its professional advisers to examine them and to take copies (at the Licensee's expense) for the purpose of assessing the Relevant Claim; and

(d)

subject to the Licensee providing security to the Licensor to the Licensor' reasonable satisfaction against any claim, liability, costs, expenses, damages or losses which may be incurred, take such action as the Licensee may reasonably request to avoid, dispute, compromise or defend the Relevant Claim.

11.4

If a payment due from the Licensee under this clause is subject to tax (whether by way of direct assessment or withholding at its source), the Licensor shall be entitled to receive from the Licensee such amounts as shall ensure that the net receipt, after tax, to the Licensor in respect of the payment is the same as it would have been were the payment not subject to tax.

11.5

Prior to the commencement of any human clinical studies the Licensee shall, at its own expense, put in place product liability and comprehensive general liability insurance coverage  of at least £5,000,000. The Licensee shall ensure that such insurance policy shall include liability claims against products incorporating the Licensed Products and that cover remains in effect throughout the duration of this Agreement and for a period of one (1) year after its termination or expiry, and shall:

(a)

expressly name the Licensor as a beneficiary under the policy; and

(b)

supply the Licensor with a copy of such policy on request.

11.6

Nothing in this Licence shall have the effect of excluding or limiting any liability for death or personal injury caused by negligence or for fraud.

12.

Licensee obligations

12.1

The Licensee shall:

(a)

use its Diligent and Reasonable Efforts to ensure that the Licensed Products are safe for the use for which they were intended;

(b)

obtain at its own expense all licences, permits and consents necessary for the provision of the Licensed Products in the relevant territories;

(c)

perform its obligations in connection with the provision of the Licensed Products with all due skill, care and diligence including good industry practice;

(d)

only make use of the Patents for the purposes authorised in this Agreement; and

(e)

comply with all regulations and practices in force or use in the Patented Territory to safeguard the Licensor' rights in the Patents.

12.2

The Licensee acknowledges and agrees that the exercise of the Licence is subject to all applicable laws, enactments, regulations and other similar instruments in the relevant territories, and the Licensee understands and agrees that it shall at all times be solely liable and responsible for such due observance and performance.

13.

Sub-licences

13.1

The Licensee shall have the right to sub-licence its license rights to third parties (each a "Sub-licensee") under the Licence provided that:

(a)

all Sub-licensees are subject to terms equally rigorous as the relevant terms of this Agreement;

(b)

the Licensee agrees to monitor each Sub-licensee's compliance with such agreement and, if necessary, promptly enforces such agreement either on its own motion or at the request of the Licensor; and

(d)

all sub-licences are co-terminus with this Agreement.

13.2

The Licensee shall remain solely liable for:

(a)

the performance of all its obligations under this Agreement; and

(b)

all acts and omissions of any Sub-Licensee; and

accordingly, the Licensee shall indemnify the Licensor against all costs, expenses, claims, loss or damage incurred or suffered by the Licensor, or for which the Licensor may become liable (whether direct, indirect or consequential and including any economic loss or other loss of profits, business or goodwill) arising out of any act or omission of any Sub-licensee, including (but not limited to) any third party infringement claims or any product liability claims relating to Licensed Products.

14.

Assignment

14.1

Except as otherwise permitted under this clause, neither Party shall without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed) assign, transfer, mortgage, charge , declare a trust of or deal in any other manner with any of its rights or obligations under this Agreement.

14.2

Notwithstanding clause 7, the Licensee when assigning any or all of its rights under this Licence may disclose to a proposed assignee any information in its possession that relates to this Agreement or its subject matter and the negotiations relating to it reasonably necessary to disclose for the purposes of the proposed assignment provided that no disclosure pursuant to this clause shall be made:

(a)

until notice of the identity of the proposed assignee has been given to the Licensor; and

(b)

the proposed assignee enters into a confidentiality agreement with the Licensee on terms no less onerous than those set out in clause 7.

14.3

The Licensor may at any time and without the consent of the Licensee:

(a)

assign or transfer all the Patents and any or all of its rights and obligations under this Agreement to a company established to operate its technology transfer business; and

(b)

mortgage, charge or deal in any other manner with the Patent Rights and any or all of their rights or obligations under this Agreement for the purpose of securitising its revenue under this Agreement;

provided that the Licensor notify the Licensee as soon as possible after any such dealing and includes particulars of the assignee, mortgage or charge.

14.4

The Licensee shall on request from the Licensor execute any agreements or other instruments (including any supplement or amendment to this Licence) which may be required in order to give effect to or perfect any assignment, transfer, mortgage, charge, trust or other dealing referred to in clause 14.3.

15.

Term & termination

15.1

This Agreement shall come into force on the Effective Date and, unless terminated earlier in accordance with this Agreement, shall remain in force until the expiry of all the Patents

15.2

The Licensee shall have the right to terminate this Agreement on giving the Licensor not less than three (3) months' written notice of termination

15.3

Without prejudice to any rights that have accrued under this Agreement or any of its rights or remedies, the Licensor may terminate this Agreement immediately by giving written notice to the Licensee if any of the following circumstances occurs:

(a)

the Licensee fails to pay any amount due under this Agreement on the due date for payment and remains in default not less forty-five (45) days after being notified in writing to make such payment;

(b)

the Licensee commits a material breach of this Agreement (other than failure to meet its obligations under clause 3) and (if such breach is remediable) fails to remedy that breach within twenty-eight (28) days of being notified in writing to do so;

(c)

the Licensee suspends, or threatens to suspend, payment of its debts or is unable to pay its debts as they fall due or admits inability to pay its debts or (being a company) is deemed unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986;

(d)

a petition is filed, a notice is given, a resolution is passed, or an order is made, for or in connection with the winding-up of the Licensee other than for the sole purpose of a scheme for a solvent amalgamation of the Licensee with one or more other companies or the solvent reconstruction of the Licensee;

(e)

an application is made to court, or an order is made, for the appointment of an administrator, or if a notice of intention to appoint an administrator is given, or if an administrator is appointed over the Licensee;

(f)

a floating charge holder over the assets of the Licensee has become entitled to appoint or has appointed an administrative receiver;

(g)

a person becomes entitled to appoint a receiver over the assets of the Licensee or a receiver is appointed over the assets of the Licensee;

(h)

a creditor or encumbrancer of the Licensee attaches or takes possession of, or a distress, execution, sequestration or other such process is levied or enforced on or sued against, the whole or any part of its assets and such attachment or process is not discharged within fourteen (14) days;

(i)

any event occurs, or proceeding is taken, with respect to the Licensee in any jurisdiction to which it is subject that has an effect equivalent or similar to any of the events mentioned in Clause 15.3(c) to Clause 15.3(h) (inclusive);

(j)

the Licensee suspends or ceases, or threatens to suspend or cease, to carry on all or a substantial part of its business; or

(k)

the Licensee breaches any of its obligations under clause 6.1(b) or (c), or the Licensee materially breaches any of its obligations under clause 6.1(a).

16.

 Effect of termination

16.1

On expiry or termination of this Agreement for any reason and subject to any express provisions set out elsewhere in this Agreement:

(a)

all outstanding sums payable by the Licensee to the Licensor shall immediately become due and payable;

(b)

the Licence, and all sub-licenses granted under it, shall cease;

(c)

the Licensee shall cease all exploitation of the Patents and any Know How provided by the Licensor to the Licensee, except insofar as such Know How ceases or has ceased to be confidential unless this is or was as a consequence of the default of the Licensee;

(d)

the Licensee shall co-operate with the Licensor in the cancellation of any licences registered pursuant to the Licence and shall execute such documents and do all acts and things as may be necessary to effect such cancellation;

(e)

the Licensee shall return promptly to the Licensor, at the Licensee's expense, all technical and promotional material in its possession relating to the Licensed Products, and of any information (whether or not technical) of a confidential nature communicated to it by the Licensor, either preparatory to, or as a result of, this Agreement, to the extent such material remains confidential; and

(f)

within one hundred and twenty (120) days after the date of termination the Licensee shall promptly destroy or, if the Licensor shall so elect, deliver to the Licensor or any other person designated by the Licensor, at the Licensee's expense, all Licensed Products that it has not disposed of within ninety (90) days after the date of termination.

16.2

On expiry or termination of this Agreement for any reason other than termination by the Licensee under any right provided by clause 15.2 or 15.3(k), the Licensee shall for a period of ninety (90) days after the date of termination have the right to dispose of all stocks of Licensed Products in its possession and all Licensed Products in the course of manufacture at the date of termination provided that any payments due under clause 9 (as if such stocks were supplied at the date of termination) are paid to the Licensor within ninety (90) days after termination.

16.3

The expiry or termination of this Agreement for any reason shall not affect any provision of this Agreement which is expressed to survive or operate in the event of expiry or termination, and shall be without prejudice to the provisions of this clause and to any rights of either party which may have accrued by, at, or up to, the date of such expiry or termination.

16.4

The rights to use the Know How under the Licence shall survive the expiry of this Agreement under clause 15.1, but for no other reason, and no further payments shall be due under clause 8

17.

Force majeure

Neither party shall be in breach of this Agreement nor liable for delay in performing, or failure to perform, any of its obligations under this Agreement if such delay or failure results from events, circumstances or causes beyond its reasonable control (including, but not limited to, acts of God, war, terrorism, natural disasters and industrial strikes and lock downs), and in such circumstances the affected party shall be entitled to a reasonable extension of the time for performing such obligations provided that if the period of delay or non-performance continues for twelve (12) weeks, the party not affected may terminate this Agreement by giving fourteen (14) days' written notice to the other party.

18.

Notices

Any notice to a party under this Agreement shall be in writing, signed by or on behalf of the party giving it and shall be delivered personally, by pre-paid first class post, prepaid recorded delivery to the address set out below, or as otherwise notified in writing from time to time.  A notice shall be deemed to have been served at the time of delivery, if delivered personally, or forty-eight (48) hours after posting for an address in the United Kingdom and five (5) Business Days after posting for any other address.

Licensor: Director, Bath Ventures at University of Bath, Research Development Support Office, Claverton Down, Bath BA2 7AY

Licensee: CEO at Nemaura Pharma Limited, Loughborough Innovation Centre, Charnwood, Building, Ashby, Loughborough, Leicestershire LE11 3AQ.

19.

Dispute resolution procedure

19.1

If a dispute arises out of or in connection with this Agreement or the performance, validity or enforceability of it (a "Dispute") then, except as expressly provided in this Licence, the parties shall follow the dispute resolution procedure set out in this clause:

(a)

either party shall give to the other written notice of the Dispute, setting out its nature and full particulars (the "Dispute Notice"), together with relevant supporting documentation. On service of the Dispute Notice the Director of Finance of the Licensor and the CEO of the Licensee shall attempt in good faith to resolve the Dispute;

(b)

if the Director of Finance of the Licensor and the CEO of the Licensee are for any reason unable to resolve the Dispute within thirty (30) days the parties will attempt to settle it by mediation in accordance with the CEDR Model Mediation Procedure.  Unless otherwise agreed between the parties, the mediator shall be nominated by CEDR Solve.  To initiate the mediation, a party must serve notice in writing ("ADR notice") to the other party requesting mediation.  A copy of the ADR notice should be sent to CEDR Solve.  The mediation will start not later than thirty (30) days after the date of the ADR notice. Unless otherwise agreed by the parties, the place of mediation shall be nominated by the mediator.

19.2

Subject to clause 20, neither party may commence any court proceedings in relation to any dispute arising out of this Licence until thirty (30) days after the appointment of a mediator provided that the right to issue proceedings is not prejudiced by a delay.

20.

Inadequacy of damages

Without prejudice to any other rights or remedies that either party may have, each party acknowledges and agrees that damages alone might not be an adequate remedy for any breach of the terms of this Agreement by the other party. Accordingly, both parties shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the terms of this Agreement.

21.

General

21.1

Further assurance

Each party shall execute such documents and take such steps as the other party may reasonably require to fulfil the provisions of and to give to each party the full benefit of this Agreement.

21.2

Waiver

No single or partial exercise, or failure or delay in exercising any right, power or remedy by any party shall constitute a waiver by that party of, or impair or preclude any further exercise of, that or any right, power or remedy arising under this Agreement or otherwise.

21.3

Entire agreement

(a)

This Agreement sets out the entire agreement and understanding between the parties and subject to the provisions of this clause 21.3 supersedes all prior agreements, understandings or arrangements (whether oral or written) in respect of the subject matter of this Licence.

(b)

Each party acknowledges that it has entered into this Agreement in reliance only on the representations, warranties, promises and terms contained or expressly referred to in this Licence and, save as expressly set out in this Agreement, neither party shall have any liability in respect of any other representation, warranty or promise made prior to the date of this Licence unless it was made fraudulently.

(c)

Nothing in this Clause 21.3 shall limit or exclude any liability for fraud.

21.4

Variation

No variation of this Agreement shall be valid unless it is in writing (which excludes email) and signed by or on behalf of each of the parties by its respective authorised representatives.  The expression "variation" includes any variation, supplement, deletion or replacement, however effected.

21.5

Severance

To the extent that any provision of this Agreement is found by any court or competent authority to be invalid, unlawful or unenforceable in any jurisdiction, that provision shall be deemed not to be a part of this Agreement, it shall not affect the enforceability of the remainder of this Agreement nor shall it affect the validity, lawfulness or enforceability of that provision in any other jurisdiction.

21.6

Counterparts

This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.  Each counterpart, when executed, shall be an original of this Licence and all counterparts shall together constitute one instrument.

21.7

Third party rights

No express term of this Agreement or any term implied under it is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it but this does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

21.8

No partnership or agency

Nothing in this Agreement or in any document referred to in it or in any arrangement contemplated by it shall create a partnership or joint venture between the parties or render a party the agent of the other, nor shall a party hold itself out as such (whether by an oral or written representation or by any other conduct) and save as expressly provided in this Agreement neither party shall enter into or have authority to enter into any engagement, or make any representation or warranty on behalf of, or pledge the credit of, or otherwise bind or oblige the other party.

22.

Governing law and jurisdiction

22.1

This Agreement and any dispute, claim or obligation (whether contractual or non-contractual) arising out of or in connection with it, its subject matter or formation shall be governed by English law.

22.2

The parties irrevocably agree that the English courts shall have exclusive jurisdiction to settle any dispute or claim (whether contractual or non-contractual) arising out of or in connection with this Agreement, its subject matter or formation.

20

Schedule: The Patents1

Country	Publication no	Application no	Priority Date	Date filed	Date granted	Title
United States of America	7,555,337 B2	10/481,676	22/06/2001	17/06/2002	30/06/2009	Method for non-Invasively Determing the Relative Levels of Two Biological Substances
Canada	2,450,965	2,450,965	22/06/2001	17/12/2003	18/08/2009	Method for non-Invasively Determing the Relative Levels of Two Biological Substances
United States of America	7,693,573 B2	12/474,372 (divisional of 10/481,676)	22/06/2001	29/05/2009	06/04/2010	Method for non-Invasively Determing the Relative Levels of Two Biological Substances
Europe	EP1401532A0	EP1270041	22/06/2001	22/06/2001	Reinstatement proceedings	Method for non-Invasively Determing the Relative Levels of Two Biological Substances
PCT	WO 03/000340	PCT/EP02/06637	22/06/2001	17/06/2002	n/a	Method for non-Invasively Determing the Relative Levels of Two Biological Substances

11465847-1

Annex: Consultancy Agreement

Footnotes

1

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